Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-266414) on Form S-8 of our report dated April 30, 2024, with respect to the consolidated financial statements of Natuzzi S.p.A..

/s/ KPMG S.p.A.

Bari, Italy

May 15, 2026